As filed with the Securities and Exchange Commission on January 30, 2015
___________________________________________________

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
_____________________

FORM 8-K
_____________________

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported):
January 30, 2015
______________________

OPPENHEIMER HOLDINGS INC.
(Exact name of registrant as specified in its charter)
_____________________

Commission File Number 1-12043

Delaware	98-0080034
(State or other jurisdiction of	(I.R.S. Employer
incorporation or organization)	Identification No.)
85 Broad Street
New York, New York 10004
(Address of principal executive offices) (Zip Code)
(212) 668-8000
(Registrant’s telephone number, including area code)

(Former Name or Former Address, if Changed Since Last Report)
_____________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CRF 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 2 – FINANCIAL INFORMATION

ITEM 2.02. Results of Operations and Financial Condition.

(a)On January 30, 2015, Oppenheimer Holdings Inc. (the “Company”) issued a press release announcing its fourth quarter and full year 2014 earnings. A copy of the January 30, 2015 press release is furnished as Exhibit 99.1 to this Report and is incorporated herein by reference.

The information contained in this Item 2.02 and the related exhibit attached hereto shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall such information or such exhibit be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended (the “Securities Act”), or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing. The information set forth in this Item 2.02 or any exhibit related to this Item 2.02 on this Form 8-K shall not be deemed an admission as to the materiality of any information in the referenced items.

SECTION 9 – FINANCIAL STATEMENTS AND EXHIBITS

ITEM 9.01. Financial Statements and Exhibits.

(d)Exhibits:

The following exhibit is furnished (not filed) with this Current Report on Form 8-K:

99.1 Oppenheimer Holdings Inc.’s Press Release dated January 30, 2015

2

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Oppenheimer Holdings Inc.

Date: January 30, 2015 By: /s/ Jeffrey J. Alfano --------------------------------- Jeffrey J. Alfano Chief Financial Officer (Duly Authorized Officer)

3

EXHIBIT INDEX

Exhibit
Number         Description

99.1        Oppenheimer Holdings Inc.’s Press Release dated January 30, 2015

4

Exhibit 99.1

Oppenheimer Holdings Inc. Reports Fourth Quarter and Full Year 2014
Earnings and Announces Quarterly Dividend

New York, January 30, 2015 – Oppenheimer Holdings Inc. (NYSE: OPY) today reported net income of $2.7 million or $0.20 per share for the fourth quarter of 2014 compared with net income of $13.3 million or $0.99 per share for the fourth quarter of 2013, a decrease of 79.8%. Income before taxes was $9.6 million for the fourth quarter of 2014 compared with income before taxes of $23.4 million for the fourth quarter of 2013, a decrease of 58.9%. The Company's operating results for the fourth quarter of 2014 were significantly impacted by a decrease of $31.9 million in gross incentive fees earned from the Company's participation in hedge funds in its asset management business. Revenue for the fourth quarter of 2014 was $254.9 million compared with $293.4 million for the fourth quarter of 2013, a decrease of 13.1%. Separately, the effective income tax rate was negatively impacted by the non-deductible charges related to two regulatory matters during the six months ended June 30, 2014 (see next paragraph), significantly lowering net income during the fourth quarter of 2014.

For the year ended December 31, 2014, the Company reported net income of $8.8 million or $0.65 per share compared with net income of $25.1 million or $1.85 per share for the year ended December 31, 2013, a decrease of 64.8%. Income before taxes for the year ended December 31, 2014 was $25.7 million compared with income before taxes of $43.9 million for the year ended December 31, 2013, a decrease of 41.4%. The Company's operating results for the year ended December 31, 2014 were significantly impacted by the reduction in gross incentive fees (referred to above) and $19.7 million in charges during the six months ended June 30, 2014 related to two regulatory matters emanating from low-priced securities transactions. The non-deductible nature of these charges had a negative impact on the effective tax rate for the year ended December 31, 2014. Revenue for the year ended December 31, 2014 was $1.0 billion, a decrease of 1.5% compared to the 2013 year.

Summary Operating Results (Unaudited)
('000s, except Earnings Per Share and Book Value Per Share)
	For the 3-Months Ended			For the Year Ended
	12/31/2014	12/31/2013	% Change	12/31/2014	12/31/2013	% Change
Revenue	$254,928	$293,362	(13.1)	$1,004,464	$1,019,714	(1.5)
Income Before Income Taxes	$9,595	$23,359	(58.9)	$25,736	$43,909	(41.4)
Net Income (1)	$2,686	$13,313	(79.8)	$8,826	$25,061	(64.8)
Earnings Per Share (1)
Basic	$0.20	$0.99	(79.8)	$0.65	$1.85	(64.9)
Diluted	$0.19	$0.94	(79.8)	$0.62	$1.77	(65.0)
Weighted Average Number of Common Shares Outstanding
Basic	13,630	13,492	1.0	13,604	13,578	0.2
Diluted	14,349	14,143	1.5	14,251	14,124	0.9
	As of:
	12/31/2014	12/31/2013	% Change
Book Value Per Share	$38.71	$38.77	(0.2)
Tangible Book Value Per Share	$26.27	$26.19	0.3

(1) Attributable to Oppenheimer Holdings Inc.

Equity markets in the U.S. continued to outperform with the S&P 500 returning 4.4% for the fourth quarter of 2014 and 11.4% for the full year 2014, continuing a rally that has now extended to six years. The U.S. economy continued

to perform well and easily outperformed all other developed economies. Continued low interest rates coupled with low inflation, despite a wind down of the Federal Reserve's bond buying program, propelled investors into the equity markets. Contrary to consensus forecasts, the yield on the 10-year Treasury decreased finishing the year yielding 2.2%, relying heavily on demand from non-U.S. investors fleeing uncertain markets and weak currencies abroad. The significant increase in domestic production of crude oil combined with reduced demand from weakening economies elsewhere was reflected in the sharp decline in the price of crude oil which ended 2014 at $53.46 a barrel as compared to $98.90 a barrel at the end of 2013.

Albert G. Lowenthal, Chairman and CEO commented, “The Company's revenues reached $1.0 billion in 2014 for only the third time in its history driven by increased fees earned on traditional management products and from mergers and acquisitions activity as well as increased institutional equities commissions. This, however, was more than offset by decreased retail commissions, lower trading profits, decreases in incentive fees earned on alternative products, and lower originations in the commercial mortgage banking business. The Company's operating results for the full fiscal year were particularly hampered by substantially increased legal and regulatory costs in its Private Client business segment.

As reported earlier in the week, the Company has resolved its outstanding issues related to low-priced securities with two regulatory agencies. The Company continues to put legal and regulatory issues that arose during much earlier periods behind it and is taking important steps to prevent a recurrence. We look forward to higher levels of profitability through the considerable improvements in our core capital markets businesses as well as the favorable impact that the expected rise in interest rates will have on our business."

Financial Highlights

•
Commission revenue was $120.8 million for the fourth quarter of 2014, a decrease of 1.4% compared with $122.5 million for the fourth quarter of 2013 due to low transaction volumes from retail investors during the fourth quarter of 2014. For the year ended December 31, 2014, commission revenue was $469.8 million compared with $486.8 million for the comparable period last year, a decrease of 3.5% due to low transaction volumes from retail investors during the 2014 year.

•
Advisory fees were $72.1 million during the fourth quarter of 2014, a decrease of 25.5% compared with $96.8 million for the fourth quarter of 2013 due to the decrease in incentive fees referred to above offset by increases in advisory fees on traditional managed products. For the year ended December 31, 2014, advisory fees were $281.7 million compared with $274.2 million for the comparable period in 2013, an increase of 2.7% due to increases in advisory fees on traditional managed products offset by decreases in incentive fees referred to above.

•
Investment banking revenue decreased 11.7% to $31.4 million for the fourth quarter of 2014 compared with $35.6 million for the fourth quarter of 2013 due to a large decrease in equities underwriting fees which was partially offset by increased fees from mergers and acquisitions activity during the fourth quarter of 2014. For the year ended December 31, 2014, investment banking revenue was $125.6 million compared with $98.0 million for the comparable period in 2013, an increase of 28.2% due to increases in equities underwriting fees and fees from mergers and acquisitions activity during the 2014 year.

•
Principal transactions revenue decreased 52.7% to $4.8 million during the fourth quarter of 2014 compared with $10.2 million for the fourth quarter of 2013 due to lower trading profits in equities and lower originations of commercial mortgages during the fourth quarter of 2014. For the year ended December 31, 2014, principal transactions revenue was $29.7 million compared with $43.8 million for the comparable period in 2013, a decrease of 32.1% due to lower trading profits in equities and fixed income and lower originations of commercial mortgages during the 2014 year.

Business Segment Results (Unaudited)
('000s)
	For the 3-Months Ended			For the Year Ended
	12/31/2014	12/31/2013	% Change	12/31/2014	12/31/2013	% Change
Revenue
Private Client	$146,594	$169,108	(13.3)	$582,364	$600,071	(3.0)
Asset Management	25,521	37,764	(32.4)	99,964	102,214	(2.2)
Capital Markets	77,273	79,882	(3.3)	298,597	281,377	6.1
Commercial Mortgage Banking	5,150	7,287	(29.3)	23,329	34,144	(31.7)
Corporate/Other	390	(679)	(157.4)	210	1,908	(89.0)
	254,928	293,362	(13.1)	1,004,464	1,019,714	(1.5)
Income (Loss) Before Income Taxes
Private Client	23,350	17,811	31.1	60,116	65,924	(8.8)
Asset Management	9,407	20,619	(54.4)	33,707	40,951	(17.7)
Capital Markets	(6,146)	(1,838)	234.4	17,819	6,968	155.7
Commercial Mortgage Banking	1,277	3,436	(62.8)	8,546	11,413	(25.1)
Corporate/Other	(18,293)	(16,669)	9.7	(94,452)	(81,347)	16.1
	$9,595	$23,359	(58.9)	$25,736	$43,909	(41.4)

FOURTH QUARTER 2014 RESULTS

Private Client

Private Client reported revenue of $146.6 million for the fourth quarter of 2014, 13.3% lower than the fourth quarter of 2013, due to decreases in incentive fees earned on alternative products and decreases in transaction-based business partially offset by increases in fees earned on traditional products during the fourth quarter of 2014. Income before income taxes was $23.4 million for the fourth quarter of 2014, an increase of 31.1% compared with the fourth quarter of 2013 due to decreases in share-based and deferred compensation expenses during the fourth quarter of 2014.

•	Client assets under administration were $87.3 billion at December 31, 2014 compared to $84.6 billion at December 31, 2013, an increase of 3.2%.

•	Financial adviser headcount was 1,324 at the end of the fourth quarter of 2014, down from 1,388 at the end of the fourth quarter of 2013, reflecting the competitive nature of the industry.

•	Retail commissions were $74.7 million for the fourth quarter of 2014, a decrease of 8.8% from the fourth quarter of 2013.

•
Advisory fee revenue on traditional and alternative managed products was $48.0 million for the fourth quarter of 2014, a decrease of 20.5% over the fourth quarter of 2013 (see Asset Management below for further information).

•
Incentive fees from the participation in hedge funds were $321 thousand for the fourth quarter of 2014 compared with $17.8 million for the fourth quarter of 2013, a decrease of 98.2%. Incentive fees allocated to this business segment are computed at the underlying fund's year-end when the measurement period ends and generally are earned in the fourth quarter of the Company's fiscal year.

•	Money market fees continue to be negatively impacted by waivers in the amount of $7.7 million during the fourth quarter of 2014 versus waivers of $8.1 million during the fourth quarter of 2013.

Asset Management

Asset Management reported revenue of $25.5 million for the fourth quarter of 2014, 32.4% lower than the fourth quarter of 2013. Income before income taxes was $9.4 million for the fourth quarter of 2014, a decrease of 54.4% compared with the fourth quarter of 2013, as a result of lower incentive fees on alternative products.

•
Advisory fee revenue on traditional and alternative managed products was $24.0 million for the fourth quarter of 2014, a decrease of 33.9% over the fourth quarter of 2013. Advisory fees are calculated based on the value of client assets under management (“AUM”) at the end of the prior quarter which totaled $26.0 billion at September 30, 2014 ($23.8 billion at September 30, 2013) and are allocated to the Private Client and Asset Management business segments. Incentive fees allocated to this business segment are computed at the underlying fund's year-end when the measurement period ends and generally are earned in the fourth quarter of the Company's fiscal year.

•
AUM increased 2.3% to $25.9 billion at December 31, 2014, compared to $25.3 billion at December 31, 2013, which is the basis for advisory fee billings for the first quarter of 2015. The increase in AUM was comprised of asset appreciation of $0.2 billion and net new assets of $0.4 billion.

•	Incentive fees from the participation in hedge funds were $317 thousand for the fourth quarter of 2014 compared with $15.5 million for the fourth quarter of 2013, a decrease of 98.0%.

Capital Markets

Capital Markets reported revenue of $77.3 million for the fourth quarter of 2014, 3.3% lower than the fourth quarter of 2013, primarily due to lower equities underwriting fees during the fourth quarter of 2014. Loss before income taxes was $6.1 million for the fourth quarter of 2014, an increase of 234.4% compared with a loss before income taxes of $1.8 million for the fourth quarter of 2013 due to lower trading profits and increases in incentive compensation.

•	Institutional equities commissions were $31.3 million for the fourth quarter of 2014, an increase of 11.8% compared with the fourth quarter of 2013.

•
Advisory fees from investment banking activities increased 71.6% to $17.5 million in the fourth quarter of 2014 compared with the prior year quarter due to an increase in corporate finance advisory services during the fourth quarter of 2014.

•	Equity underwriting fees decreased 57.9% to $8.2 million for the fourth quarter of 2014 compared with the fourth quarter of 2013.

•	Revenue from Taxable Fixed Income decreased 13.7% to $16.4 million for the fourth quarter of 2014 compared with the fourth quarter of 2013.

•	Public Finance and Municipal Trading revenue increased 27.5% to $6.5 million for the fourth quarter of 2014 compared with the fourth quarter of 2013.

Commercial Mortgage Banking

Commercial Mortgage Banking reported revenue of $5.2 million for the fourth quarter of 2014, 29.3% lower than the fourth quarter of 2013, due to a decrease in the dollar volume of purchased loans during the fourth quarter of 2014. Income before income taxes was $1.3 million for the fourth quarter of 2014, a decrease of 62.8% compared with the fourth quarter of 2013.

•
Loan origination fees for the fourth quarter of 2014 were $890 thousand, an increase of 7.0% compared with the fourth quarter of 2013, as the Company originated 9 commercial loans (7 in the fourth quarter of 2013) with an aggregate principal loan balance of $87.0 million ($86.5 million in the fourth quarter of 2013).

•	Net servicing revenue for the fourth quarter of 2014 was $1.4 million compared with $1.3 million for the comparable period in 2013.

•	Principal loan balances related to servicing activities totaled $4.1 billion at December 31, 2014, up 6.4% from December 31, 2013.

Compensation and Benefit Expenses

Compensation and benefits (including salaries, production and incentive compensation, share-based compensation, deferred compensation, and other benefit-related items) totaled $171.5 million during the fourth quarter of 2014, a decrease of 12.3% compared to the fourth quarter of 2013. The decrease was due to lower production and incentive compensation expenses as well as lower share-based and deferred compensation expenses during the fourth quarter of 2014. Compensation and related expenses as a percentage of revenue was 67.3% during the fourth quarter of 2014 compared to 66.7% during the fourth quarter of 2013.

Non-Compensation Expenses

Non-compensation expenses were $73.8 million during the fourth quarter of 2014, a decrease of 0.7% compared to $74.4 million during the same period in 2013 primarily due to lower debt service costs on the outstanding Senior Secured Notes during the fourth quarter of 2014.

Provision for Income Taxes

The effective income tax rate for the fourth quarter of 2014 was 71.4% compared with 41.4% for the fourth quarter of 2013. The significant increase in the effective income tax rate for the fourth quarter of 2014 was due to the impact of non-deductible charges associated with the low-priced securities regulatory matters that were recorded during the first and second quarters of 2014 and their size relative to the amount that was originally estimated for income before income taxes versus the actual income before income taxes for the full fiscal year ended December 31, 2014. The Company is required to use its best estimate to arrive at an effective annual tax rate for quarterly reporting purposes in accordance with FASB Accounting Standards Codification Topic 270, Interim Reporting.

FULL-YEAR 2014 RESULTS

Private Client

Private Client reported revenue of $582.4 million for the year ended December 31, 2014, 3.0% lower than the year ended December 31, 2013, primarily due to a decrease in transaction-based business and a decrease in incentive fees earned on alternative products partially offset by increases in fees earned on traditional products during the 2014 year. Income before income taxes was $60.1 million for the year ended December 31, 2014, a decrease of 8.8% compared with the year ended December 31, 2013, affected by increased legal and regulatory costs partially offset by decreases in deferred compensation expenses during the 2014 year.

•	Retail commissions were $300.9 million for the year ended December 31, 2014, a decrease of 7.7% over the 2013 year.

•
Advisory fee revenue on traditional and alternative managed products was $187.5 million for the year ended December 31, 2014, an increase of 5.7% over the 2013 year (see Asset Management below for further information).

•
Incentive fees from the participation in hedge funds were $366 thousand for the year ended December 31, 2014 compared with $17.8 million over the 2013 year, a decrease of 97.9%. Incentive fees allocated to this business segment are computed at the underlying fund's year-end when the measurement period ends and generally are earned in the fourth quarter of the Company's fiscal year.

•
Money market fees continue to be negatively impacted by waivers in the amount of $31.0 million during the year ended December 31, 2014 versus waivers of $30.4 million during the year ended December 31, 2013.

Asset Management

Asset Management reported revenue of $100.0 million for the year ended December 31, 2014, 2.2% lower than the year ended December 31, 2013. Income before income taxes was $33.7 million for the year ended December 31, 2014, a decrease of 17.7% compared with the year ended December 31, 2013 as a result of lower incentive fees earned on alternative products.

•	Advisory fee revenue on traditional and alternative managed products was $93.6 million for the year ended December 31, 2014, a decrease of 3.3% over the 2013 year.

•
Incentive fees from the participation in hedge funds were $415 thousand for the year ended December 31, 2014 compared with $15.5 million for the year ended December 31, 2013, a decrease of 97.3%. Incentive fees allocated to this business segment are computed at the underlying fund's year-end when the measurement period ends and generally are earned in the fourth quarter of the Company's fiscal year.

Capital Markets

Capital Markets reported revenue of $298.6 million for the year ended December 31, 2014, 6.1% higher than the year ended December 31, 2013 primarily due to increased fees from mergers and acquisitions activity. Income before income taxes was $17.8 million for the year ended December 31, 2014, an increase of 155.7% compared with income before income taxes of $7.0 million for the year ended December 31, 2013.

•	Institutional equities commissions were $115.4 million for the year ended December 31, 2014, an increase of 8.4% compared with the 2013 year.

•
Advisory fees from investment banking activities increased 99.3% to $54.0 million in the year ended December 31, 2014 compared with the 2013 year due to an increase in corporate finance advisory services during the 2014 year.

•	Equity underwriting fees decreased 8.4% to $47.1 million for the year ended December 31, 2014 compared with the 2013 year.

•	Revenue from Taxable Fixed Income decreased 19.6% to $65.0 million for the year ended December 31, 2014 compared with the 2013 year.

•	Public Finance and Municipal Trading revenue increased 6.4% to $23.3 million for the year ended December 31, 2014 compared with the 2013 year.

Commercial Mortgage Banking

Commercial Mortgage Banking reported revenue of $23.3 million for the year ended December 31, 2014, 31.7% lower than the year ended December 31, 2013, due to a decrease in the dollar volume of loans originated during the 2014 year as well as adjustments made for unfunded loan commitments extended and changes in the value of MSRs made during the fourth quarter of 2013. Income before income taxes was $8.5 million for the year ended December 31, 2014, a decrease of 25.1% compared with the year ended December 31, 2013, due to the lower number of loans originated during the 2014 year.

•
Loan origination fees for the year ended December 31, 2014 were $4.5 million, a decrease of 38.2% compared with the 2013 year, as the Company originated 36 commercial loans (62 in the year end December 31, 2013) with an aggregate principal loan balance of $285.4 million ($589.0 million in the year ended December 31, 2013).

•	Net servicing revenue for the year ended December 31, 2014 was $5.6 million compared with $5.1 million for the comparable period in 2013.

Compensation and Benefit Expenses

Compensation and benefits (including salaries, production and incentive compensation, share-based compensation, deferred compensation, and other benefit-related items) totaled $664.6 million during the year ended December 31, 2014, a decrease of 1.7% compared to $675.9 million during the year ended December 31, 2013. Increases in incentive compensation were offset by decreases in production-related, share based and deferred compensation obligations during the year ended December 31, 2014. Compensation and related expenses as a percentage of revenue was 66.2% during the year ended December 31, 2014 compared to 66.3% during the year ended December 31, 2013.

Non-Compensation Expenses

Non-compensation expenses were $314.1 million during the year ended December 31, 2014, an increase of 4.7% compared to $299.9 million during the 2013 year due to higher legal and regulatory costs partially offset by lower debt service costs on the outstanding Senior Secured Notes during the 2014 year.

Provision for Income Taxes

The effective income tax rate for the year ended December 31, 2014 was 62.8% compared with 40.4% for the 2013 year. The significant increase in the effective income tax rate for the year ended December 31, 2014 was due to the impact of non-deductible charges associated with the low-priced securities regulatory matters that were recorded during the first and second quarters of 2014.

Balance Sheet and Liquidity

•	At December 31, 2014, total equity was $533.7 compared with $527.9 million at December 31, 2013.

•	At December 31, 2014, book value per share was $38.71 (compared with $38.77 at December 31, 2013) and tangible book value per share was $26.27 (compared with $26.19 at December 31, 2013).

•
The Company’s level 3 assets, primarily auction rate securities, were $108.7 million at December 31, 2014 (compared with $93.7 million at December 31, 2013). The increase in level 3 assets was due to increases in auction rate securities, interest rate lock commitments, and firm investments in private equity funds it sponsored during the 2014 year.

Dividend Announcement

The Company today announced a quarterly dividend in the amount of $0.11 per share payable on February 27, 2015 to holders of Class A non-voting and Class B voting common stock of record on February 13, 2015.

Company Information

Oppenheimer Holdings Inc., through its operating subsidiaries, is a leading middle market investment bank and full service broker-dealer that provides a wide range of financial services including retail securities brokerage, institutional sales and trading, investment banking (both corporate and public finance), research, market-making, trust, investment management, and commercial mortgage banking. With roots tracing back to 1881, the firm is headquartered in New York and has 92 offices in 24 states and 6 foreign jurisdictions.

Forward-Looking Statements

This press release includes certain “forward-looking statements” relating to anticipated future performance. For a discussion of the factors that could cause future performance to be different than anticipated, reference is made to Factors Affecting “Forward-Looking Statements” and Part 1A – Risk Factors in the Company’s Annual Report on Form 10-K for the year ended December 31, 2013.

Oppenheimer Holdings Inc.
Consolidated Income Statement (unaudited)
('000s, except EPS)
	For the 3-Months Ended			For the Year Ended
	12/31/2014	12/31/2013	% Change	12/31/2014	12/31/2013	% Change
REVENUE
Commissions	$120,767	$122,495	(1.4)	$469,829	$486,767	(3.5)
Advisory fees	72,088	96,761	(25.5)	281,680	274,178	2.7
Investment banking	31,434	35,600	(11.7)	125,598	97,977	28.2
Interest	11,857	13,300	(10.8)	49,244	53,216	(7.5)
Principal transactions, net	4,816	10,172	(52.7)	29,699	43,768	(32.1)
Other	13,966	15,034	(7.1)	48,414	63,808	(24.1)
	254,928	293,362	(13.1)	1,004,464	1,019,714	(1.5)

EXPENSES
Compensation and related expenses	171,506	195,640	(12.3)	664,641	675,936	(1.7)
Communications and technology	16,909	16,936	(0.2)	67,170	65,817	2.1
Occupancy and equipment costs	15,907	15,647	1.7	63,012	66,758	(5.6)
Clearing and exchange fees	6,824	6,047	12.8	24,709	24,481	0.9
Interest	4,098	5,973	(31.4)	17,801	26,142	(31.9)
Other	30,089	29,760	1.1	141,395	116,671	21.2
	245,333	270,003	(9.1)	978,728	975,805	0.3

Income before income taxes	9,595	23,359	(58.9)	25,736	43,909	(41.4)
Income tax provision	6,826	9,673	(29.4)	16,175	17,756	(8.9)
Net income for the period	2,769	13,686	(79.8)	9,561	26,153	(63.4)
Less net income attributable to non-controlling interest, net of tax	83	373	(77.7)	735	1,092	(32.7)
Net income attributable to Oppenheimer Holdings Inc.	$2,686	$13,313	(79.8)	$8,826	$25,061	(64.8)

Earnings per share attributable to Oppenheimer Holdings Inc.
Basic	$0.20	$0.99	(79.8)	$0.65	$1.85	(64.9)
Diluted	$0.19	$0.94	(79.8)	$0.62	$1.77	(65.0)

Weighted Average Number of Common Shares Outstanding
Basic	13,630	13,492	1.0	13,604	13,578	0.2
Diluted	14,349	14,143	1.5	14,251	14,124	0.9